Document Security Systems, Inc. Announces 2013 Fourth Quarter and Full-Year Financial Results

Will Hold Earnings Conference Call on March 26, 2014 at 4:30 pm ET

ROCHESTER, NY—March 26, 2014 — Document Security Systems, Inc. (NYSE MKT: DSS), (“DSS”), a leading developer and integrator of security technologies, today announced its 2013 fourth quarter and full-year financial results.

“During the fourth quarter, the Company continued to improve the profitability of its production business and strengthen its IP portfolio,” said Jeff Ronaldi, CEO of Document Security Systems. “Our Printing and Packaging operations are now housed in one location, which will streamline customer service and generate cost savings for the Company starting in 2014. In addition, we strengthened our IP portfolio with our suit against Apple and our licensing and advisory services partnership with Express Mobile. Overall, we are confident in the direction of the Company for 2014.”

Financial Highlights for the Fourth Quarter of 2013:

Revenue of $5.2 million decreased 5% compared to $5.4 million for the fourth quarter of 2012.

Printed product revenue of $4.7 million decreased 6% compared to $5.0 million for the fourth quarter of 2012.

Technology sales, services and licensing revenues of $0.5 million increased 3% compared to $0.5 million for the fourth quarter of 2012.

Cost of revenue, excluding depreciation and amortization, of $3.2 million decreased 14% compared to $3.7 million for the fourth quarter of 2012 as a result of an increase in sales of higher margin products along with cost reductions realized in the fourth quarter of 2013.

Total Operating Expenses of $7.7 million increased 19% compared to $6.5 million in the fourth quarter of 2012, driven by a $1.1 million increase in depreciation and amortization to $1.3 million and a $0.4 million increase in professional fees to $0.9 million. The Company’s acquisition of Lexington Technology Group (“LTG”) drove the year-over-year increase in depreciation and amortization. The increase in professional fees was driven primarily by the Company’s Technology Management division.

Adjusted EBITDA1 loss (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) was $(0.8) million compared to $(0.3) million for the fourth quarter of 2012, driven by the increase in non-merger related professional fees incurred by the Company’s Technology Management division in the fourth quarter of 2013. Adjusted EBITDA of $0.6 million for Printed products increased 95% compared to $0.3 million in the fourth quarter of 2012.

Net Loss was $(0.8) million, or $(0.02) per basic and diluted share, as compared to a net loss of $(1.1) million, or $(0.05) per basic and diluted share in the fourth quarter of 2012. The decrease in net loss was primarily due to a deferred tax benefit of $1.8 million recorded in the fourth quarter of 2013 in connection with the Company’s merger with LTG.

Financial Highlights for the Fiscal Year ended December 31, 2013:

Revenue of $17.5 million increased 2% compared to $17.1 million for 2012.

Printed product revenue of $15.4 million increased 1% compared to $15.3 million for 2012.

Technology sales, services and licensing revenues of $2.0 million increased 11% compared to $1.8 million for the prior year.

Cost of revenue, excluding depreciation and amortization, of $10.5 million decreased 5% compared to $11.0 million for 2012 as a result of an increase in sales of higher margin products along with cost reductions realized in the fourth quarter of 2013.

Total Operating Expenses of $25.6 million increased 23% compared to $20.9 million in 2012 driven by a $2.1 million increase in depreciation and amortization to $3.0 million and a $1.0 million increase in professional fees to $2.5 million. The Company’s acquisition of LTG drove the year-over-year increase in depreciation and amortization. The increase in professional fees was driven primarily by the Company’s Technology Management division.

Adjusted EBITDA1 loss (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) for 2013 was $(2.0) million compared to $(1.4) million for 2012, driven by the increase in non-merger related professional fees incurred by the Company’s Technology Management division in the fourth quarter of 2013. Adjusted EBITDA for the Printed products group increased 386% to $1.6 million compared to $0.3 million for 2012.

Net Income (Loss) was $2.6 million, or $0.08 per basic and diluted share, as compared to a net loss of $(4.3) million, or $(0.21) per basic and diluted share for 2012. The increase in net income in 2013 is primarily due to a one-time deferred tax benefit of $10.9 million related to the Company’s merger with LTG.

The Company’s balance sheet as of December 31, 2013 reflects the impact of the acquisition of LTG as of July 1, 2013. The cash balance of $2.5 million reflects the $6.6 million of cash that the Company received upon the closing of the LTG Merger, primarily offset by the use of approximately $2.75 million during the second half of 2013 for the purchase of investments, patents and patent rights, by the Company’s Technology Management division. The December 31, 2013 balance sheet also reflects the acquisition accounting for the estimated fair values of LTG’s investments and intangible assets as of the Merger date of July 1, 2013, which significantly increased the Company’s investments, amortizable intangible assets, and goodwill balances.

1 Adjusted EBITDA loss is a non-GAAP financial measure. Please see the discussion below under the heading "Adjusted EBITDA: Non-GAAP Financial Performance Measures" and the reconciliation at the end of this release.

Conference Call and Webcast Details:

Time: 4:30 p.m. ET
Date: Wednesday, March 26, 2014
Investor Dial In (Toll Free): (877) 407-9210
Investor Dial In (International): (201) 689-8049

DSS will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible under “Events and Presentations” on the Company’s Investor Relations website at http://irdirect.net/DSS.

A replay of the earnings call will be available until April 9, 2014 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter conference ID # 13578802 to access the replay.

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About DSS (Document Security Systems, Inc.)

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and provides licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.AuthentiGuard.com

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

To follow DSS on Facebook, click here.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes”, “anticipates”, “expects”, “plans”, “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those that will be disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Year Ended December 31, 2013	Year Ended December 31, 2012	% change	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	% change
Revenue
Printed products	$15,426,000	$15,289,000	1%	$4,653,000	$4,964,000	-6%
Technology sales, services and licensing	2,027,000	1,826,000	11%	501,000	485,000	3%
Total Revenue	$17,453,000	$17,115,000	2%	$5,154,000	$5,449,000	-5%

Costs and expenses
Cost of revenue, exclusive of depreciation and amortization	$10,458,000	$10,978,000	-5%	$3,193,000	$3,694,000	-14%
Sales, general and administrative compensation	4,931,000	4,383,000	13%	1,371,000	1,207,000	14%
Depreciation and amortization	2,966,000	845,000	251%	1,305,000	247,000	428%
Professional Fees	2,549,000	1,546,000	65%	935,000	578,000	62%
Stock based compensation	1,895,000	782,000	142%	315,000	331,000	-5%
Sales and marketing	443,000	337,000	31%	113,000	104,000	9%
Rent and utilities	688,000	612,000	12%	201,000	174,000	16%
Other operating expenses	906,000	916,000	-1%	226,000	218,000	4%
Research and development, including research and development costs paid by equity instruments	254,000	491,000	-48%	78,000	(54,000)	-244%
Impairment of intangible assets	517,000	-	100%	-	-	-

Total Expenses	$25,607,000	$20,890,000	23%	$7,737,000	$6,499,000	19%

Operating loss	(8,154,000)	(3,775,000)	116%	(2,583,000)	(1,050,000)	146%

Other income (expenses)
Interest expense	(246,000)	(228,000)	8%	(87,000)	(51,000)	71%
Gain on sale of fixed assets	117,000	-	100%	117,000	-	100%
Amortizaton of note discount and loss on debt extinguishment	(72,000)	(260,000)	-72%	-	(11,000)	-100%

Other expense, net	$(201,000)	$(488,000)	-59%	$30,000	$(62,000)	-148%
Loss before income taxes	(8,355,000)	(4,263,000)	96%	(2,553,000)	(1,112,000)	130%

Deferred tax (benefit) expense, net	(10,949,000)	19,000	-57726%	(1,753,000)	5,000	-35160%
Net income (loss)	$2,594,000	$(4,281,000)	-161%	$(800,000)	$(1,117,000)	-28%

Earnings per share:
Basic	$0.08	$(0.21)	-140%	$(0.02)	$(0.05)	-63%
Diluted	$0.08	$(0.21)	-140%	$(0.02)	$(0.05)	-63%

Shares used in computing earnings per share:
Basic	31,838,593	20,828,149		41,911,569	21,705,969
Diluted	31,884,957	20,828,149		41,911,569	21,705,969

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31,

	2013	2012

ASSETS

Current assets:
Cash	$2,477,031	$1,887,163
Accounts receivable, net of allowance
of $60,000 ($60,000- 2012)	2,149,123	2,123,019
Inventory	834,979	817,685
Prepaid expenses and other current assets	403,107	290,402
Deferred tax asset, net	223,323	-
Total current assets	6,087,563	5,118,269

Property, plant and equipment, net	5,157,852	3,723,908
Investments and other assets	11,448,008	232,815
Goodwill	15,046,197	3,322,799
Other intangible assets, net	29,602,591	1,852,677

Total assets	$67,342,211	$14,250,468
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,421,765	$1,417,460
Accrued expenses and other current liabilities	1,455,629	1,218,534
Revolving lines of credit	158,087	238,240
Short-term debt, net	824,857	-
Current portion of long-term debt, net	613,488	913,454

Total current liabilities	4,473,826	3,787,688

Long-term debt, net	3,087,358	1,483,676
Interest rate swap hedging liabilities	27,566	127,883
Deferred tax liability, net	1,364,447	127,675

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 49,411,486 shares issued and outstanding
(21,705,969 in 2012)	988,230	434,118
Additional paid-in capital	97,790,426	55,872,917
Accumulated other comprehensive loss	(27,566)	(127,883)
Accumulated deficit	(44,862,076)	(47,455,606)
Non-controlling interest in subsidiary	4,500,000	-
Total stockholders' equity	58,389,014	8,723,546
Total liabilities and stockholders' equity	$67,342,211	$14,250,468

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2013	2012

Cash flows from operating activities:
Net income (loss)	$2,593,530	$(4,280,828)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	2,966,368	845,137
Stock based compensation	1,894,719	846,705
Amortization of note discount	45,266	259,816
Loss on extinquishment of debt	26,252	-
Gain on sale of fixed assets	(116,569)
Impairment of intangible assets	516,726	-
Change in deferred tax provision	(10,948,875)	18,948
Increase in assets:
Accounts receivable	(26,104)	(527,269)
Inventory	(17,294)	(34,243)
Prepaid expenses and other assets	(184,956)	(117,951)
Increase (decrease) in liabilities:
Accounts payable	159,948	(249,503)
Accrued expenses and other liabilities	(58,250)	75,905
Net cash used by operating activities	(3,149,239)	(3,163,283)

Cash flows from investing activities:
Purchase of equipment and building improvements	(378,587)	(245,112)
Sale of equipment	753,000	-
Acquisition of business	6,568,112	-
Purchase of intangible assets	(2,593,495)	(113,569)
Investment in VirtualAgility	(250,000)	-
Net cash provided by (used by) investing activities	4,099,030	(358,681)

Cash flows from financing activities:
Net payments on revolving lines of credit	(80,153)	(525,496)
Payment of short-term loan from related party	-	(150,000)
Payments of long-term debt	(353,192)	(352,350)
Payments of capital lease obligations	-	(94,595)
Issuance of common stock, net of issuance costs	73,422	5,813,889
Net cash (used) provided by financing activities	(359,923)	4,691,448

Net increase in cash	589,868	1,169,484
Cash beginning of year	1,887,163	717,679

Cash end of year	$2,477,031	$1,887,163

Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company’s merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net income (loss) to Adjusted EBITDA loss:

	Years Ended December 31			Three Months Ended December 31
	2013	2012	% change	2013	2012	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$2,594,000	$(4,281,000)	-161%	$(800,000)	$(1,116,000)	-28%
Add back:
Depreciation & Amortization	2,966,000	845,000	251%	1,354,000	247,000	448%
Stock based compensation	1,895,000	847,000	124%	315,000	215,000	47%
Interest expense	246,000	228,000	8%	87,000	51,000	71%
Amortization of note discount and loss on debt extinquishment	72,000	260,000	-72%	-	11,000	-100%
Income Taxes	(10,949,000)	19,000	-57726%	(1,753,000)	5,000	-35160%
Impairment of intangible assets	517,000	-	100%	-	-	100%
Professional fees and other costs incurred in conjunction with the Merger with Lexington Technology Group	677,000	768,000	-12%	-	307,000	-100%

Adjusted EBITDA	$(1,982,000)	$(1,314,000)	-51%	$(797,000)	$(280,000)	-185%

Adjusted EBITDA, by group (unaudited)

Printed Products	$1,604,000	$330,000	386%	$597,000	$306,000	95%
Technology Management	(1,213,000)	178,000	-781%	(602,000)	(130,000)	363%
Corporate, less Merger costs	(2,373,000)	(1,822,000)	30%	(792,000)	(456,000)	74%

	$(1,982,000)	$(1,314,000)	-51%	$(797,000)	$(280,000)	-185%